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                                                                   EXHIBIT 10.10


                                                                EQUITY
                                                                INCENTIVES
                                                                LIMITED

                PLAN RULES

                RULES OF THE INTERACTIVE DATA
                CORPORATION UK SAVINGS RELATED
                SHARE OPTION PLAN

                (The Plan was approved by the Inland
                Revenue on 4 January 2002)



            EQUITY INCENTIVES LIMITED 35 Vine Street London EC3N 2AA


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                                                                EQUITY
                                                                INCENTIVES
                                                                LIMITED


RULES OF THE INTERACTIVE DATA CORPORATION UK SAVINGS RELATED SHARE OPTION PLAN

1.    DEFINITIONS

1.1 In these Rules the following words and expressions shall have the following meanings:

      Expression                Meaning

      "Appropriate Period"      the meaning given in paragraph 15(2) of
                                Schedule 9.

      "Approval Date"           the date on which the Plan is approved by the
                                Board of Inland Revenue under Schedule 9.

      "Acquisition Price"       the price at which each Share subject to an
                                Option may be acquired on the exercise of that Option being, subject to Rule 8, the higher of

                                (a)   the nominal value of a share, and

                                (b) an amount equal to 85% of the Market Value of a Share on the day the invitation to apply for that Option was issued pursuant to Rule 2.

      "Associated Company"      the meaning that the expression bears in
                                Paragraph 23 of Schedule 9 by virtue of
                                Section 187(2) ICTA 1988.

      "Auditors"                the auditors for the time being of the Company
                                (acting as experts, not as arbitrators).

      "Board" the board of directors for the time being of the Company or, except in Rule 10.4, a duly constituted committee thereof.

      "Bonus Date"              either:

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                        (a)   where pursuant to Rules 2 and 3 the repayment
                              under the Savings Contract is taken as including the maximum bonus, the earliest date on which the maximum bonus is payable, or

                        (b) under a three year Savings Contract, the earliest date on which the bonus is payable under the Savings Contract following 36 monthly payments.

"Company"               INTERACTIVE DATA CORPORATION

"Control"               has the same meaning as in Section 840 of ICTA 1988.

"Date of Grant"         the date on which an Option is, was or may be granted.

"Dealing Day"           a day on which the Stock Exchange is open for the
                        transaction of business.

"Eligible Employee"     any director of any Participating Company who is
                        required to devote to his duties not less than 25 hours per week (excluding meal breaks), and any employee of any Participating Company who has either:

                        (a) on the date of the issue of the relevant invitations pursuant to Rule 2.1 been such an employee or director for at least five years (or such shorter period as the Board may determine) and is chargeable to tax in respect of his office or employment whether or not under Case I of Schedule E, or

                        (b) is designated (whether individually or otherwise) by the Board as an eligible employee for the purposes of this Plan.

"Equity Share Capital"  Shares of the Company comprising equity share capital within the meaning ascribed to that


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                            expression by Section 744 of the Companies Act 1985
                            (or, as the Board may determine, under a similar provision under any equivalent applicable legislation).

"the Group"                 the Company and each and every company which is for
                            the time being a subsidiary.

"ICTA 1988"                 the Income and Corporation Taxes Act 1988.

"Market Value"              on any day when the Shares are listed on the Stock
                            Exchange the average of the middle market quotations of a Share as derived from the Official List for the three immediately preceding Dealing Days, and on any day when the Shares are not so listed, the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with the Inland Revenue Shares
                            Valuation Division (whether specifically or according to an agreed basis) on or before that day.

"Official List"             the Daily Official List of the Stock Exchange.

"Option" a right to subscribe for or otherwise acquire Shares granted (or to be granted) under the Plan.

"Option holder"             the holder of an Option granted under the Plan (or
                            where the context permits or requires the Personal
                            Representatives of a deceased Option holder).

"Participating Company"     the UK Subsidiary and any other company of which the
                            Company has Control and which is for the time being nominated by the Board as a Participating Company.

"Personal Representatives"  in relation to an Option holder, the legal personal representatives of the Option holder (being either the executors of his Will to whom a valid grant of probate has been made or if he dies interstate the duly appointed administrator of his estate) who


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                            have provided to the Board evidence of their
                            appointment as such.

       "the Plan"           this savings-related share option scheme, being the
                            INTERACTIVE DATA CORPORATION UK SAVINGS RELATED
                            SHARE OPTION PLAN, constituted and governed by these rules as from time to time amended.

       "Savings Contract"   a contract under a certified contractual savings
                            scheme, within the meaning of Section 326 of ICTA
                            1988 and which has been approved by the Board of Inland Revenue for the purposes of Schedule 9.

       "Schedule 9"         Schedule 9 to ICTA 1988.

       "Share" a share of common stock of par value US$0.01 in the capital of the Company which satisfies the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

       "Specified Age"      age 62

       "Stock Exchange"     The London Stock Exchange PLC.

       "Subsidiary"         any company which is for the time being a
                            subsidiary.

       "Subsisting Option"  an Option (including, as the case may be, a New
                            Option) which has neither lapsed nor been exercised.

       "UK Subsidiary"      FT Interactive Data (Europe) Ltd. (company number
                            949387).

1.2    In this Plan, except insofar as the context otherwise requires:

       (a) words denoting the singular shall include the plural and vice versa,

       (b) words denoting the masculine gender shall include the feminine gender, and

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       (c)    reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

1.3 For the avoidance of doubt the "bonus", "maximum bonus" and "standard bonus" payments referred to in these Rules are payable under a Savings Contract and are not payable by the Company.

2.     Invitations to Apply for Options

2.1 The Board may on such dates as it shall determine issue or arrange the issue, after the Approval Date, to every Eligible Employee of an invitation to apply for the grant of an Option to acquire Shares in the Company.

2.2 Each invitation shall be in such form, not inconsistent with these Rules, as the Board shall determine and (unless the Board of Inland Revenue agree otherwise) shall specify:

       (a) the date, being not less than 14 days after the issue of the invitation, by which an application must be made,

       (b) the Acquisition Price (or the method by which the Eligible Employee will be informed of the Acquisition Price) at which Shares may be acquired on the exercise of any Option granted in response to the application,

       (c) the maximum permitted aggregate monthly savings contribution, being the lesser of the maximum specified in Paragraph 24 of
              Schedule 9 and such sum (being a multiple of(pound)1 and not less than(pound)10) as the Board decides shall apply to every Eligible Employee in respect of that invitation, and

       (d) the minimum permitted aggregate monthly savings contribution as the Board decides shall apply to every Eligible Employee in respect of that invitation if it is to exceed(pound)5 (being a multiple of(pound)1 and not more than(pound)10).

2.3 Each invitation shall be accompanied by an application for a Savings Contract and an application for an Option both of which shall be in such form, not inconsistent with these Rules, as the Board shall determine and which (unless the Board of Inland Revenue agree otherwise) shall in some place provide for the applicant to state:

       (a) the monthly savings contribution (being a multiple of(pound)1 and not less than(pound)5 or such other minimum as may be set out in the invitation) which he wishes to make under the Savings Contract,


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       (b)    that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract linked to an option granted under the Plan or any other savings-related share option scheme approved under Schedule 9, will not exceed the maximum permitted aggregate monthly savings contributions specified in the invitation,

       (c) whether, for the purpose of determining the number of Shares over which an Option is to be granted, the repayment under the Savings Contract is to be or can be taken as including the maximum bonus, the standard bonus or no bonus and to authorise the Board to amend the Savings Contract and/or Savings Contract application as necessary, in the event of Rule 3 applying.

2.4 Each application shall be deemed to be for an Option over the largest whole number of Shares (rounded down) which can be bought at the Acquisition Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3      SCALING DOWN

       If valid applications are received for Options over an aggregate number of Shares which exceeds the limit determined pursuant to Rule 5.2 below in respect of that invitation, then the following steps shall be carried out by the Board successively to the extent necessary to eliminate the excess (unless the Board modifies or applies them in any other manner as may be agreed in advance of their application with the Board of Inland Revenue):

       (a) any election for the maximum bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for only the standard bonus to be so included;

       (b) any election for the standard bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for no bonus to be so included;

       (c) the excess over (pound)5 (or such other minimum as may have been set out in the invitation) of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary;

       (d) applications will be selected by lot, each based on a monthly savings contribution of (pound)5 (or such other minimum as may have been set out in the invitation) with no bonus included in the repayment under the Savings Contract.

       Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Board shall complete each Savings


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       Contract and/or Savings Contract application to reflect any reduction in monthly savings contributions resulting therefrom.

4.     GRANT OF OPTIONS

4.1 No later than the thirtieth day following the day on which invitations were issued pursuant to Rule 2 (or, if the Shares are listed on the Stock Exchange when invitations are issued, no later than the thirtieth day following the earliest of the three dealing days referred to in the definition of Market Value) the Board shall grant or procure the grant of an Option to each applicant who is still an Eligible Employee and is not precluded from participation in the Plan by virtue of Paragraph 8 of
       Schedule 9 over the number of Shares for which, pursuant to Rule 2.4 and subject to Rule 3, he is deemed to have applied Provided That if Rule 3 applies this Rule shall take effect with the substitution of "the forty second day" for "the thirtieth day".

4.2 As soon as possible after Options have been granted the Board shall issue or arrange the issue of a certificate of option in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine. If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such terms as the Board may reasonably require.

4.3 No Option may be transferred, assigned or charged. Each Option certificate shall carry a statement to this effect. Any purported transfer, assignment or charge shall cause the Option to lapse forthwith. On the death of an Option holder an Option shall, in accordance with the Plan, be capable of exercise by his Personal Representatives and nothing in this Rule 4.3 shall prejudice the release of an Option in accordance with Rule 7.4.

4.4    Notwithstanding any provision of any other Rules:

       (a) the Plan shall not form any part of any contract of employment between any Participating Company or any other company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Participating Company or any other company shall not be affected by his participation in the Plan or any right which he may have to participate in it and the Plan shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason,

       (b) the Plan shall not confer on any person any legal or equitable rights (other than any arising from the Options themselves) against any Participating Company or any other company directly or indirectly or give rise to any cause of action at law or in equity against any Participating Company or any other company.


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5.     LIMITATIONS ON INVITATIONS AND GRANTS

5.1    No Option shall be granted after the tenth anniversary of the Approval
       Date.

5.2 The Board may, before invitations are issued on any occasion, determine a limit on the number of Shares which are to be available in respect of that invitation and may make the determination of that limit conditional on [the Company's Shares first being accepted for admission to be dealt in on the Alternative Investment Market or such other] objective criterion as the Board shall decide.

5.3 No Option shall be granted to an Eligible Employee if the monthly savings contribution under the related Savings Contract, when added to the monthly savings contributions then being made under any other Savings Contract, would exceed the maximum specified in Paragraph 24 of Schedule 9.

5.4 Subject to Rule 8 below the aggregate number of Shares that may be the subject of Options under this Plan shall not exceed 2,000,000 Shares.

6.     EXERCISE AND LAPSE OF OPTIONS

6.1 Subject to Rule 9 below any Subsisting Option may be exercised in whole or in part at any time following the earliest of the following events:

       (a) the relevant Bonus Date if, on the day of exercise, the Option holder is an employee or director of a Participating Company

       (b)    the death of the Option holder

       (c) the Option holder ceasing to be a director or employee of any Participating Company by reason of injury or disability (as evidenced to the satisfaction of the Board), redundancy (within the meaning of the Employment Rights Act 1996) or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment

       (d) the Option holder ceasing to be director or employee of any Participating Company by reason only that:

              i. that office or employment is in a company of which the Company ceases to have Control, or


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                     ii.    that office or employment relates to a business or
                            part of a business which is transferred to a person who is neither an Associated Company nor a company of which the Company has Control unless such disposal also causes him to cease to be such a director or employee by reason of redundancy, in which case (c) above shall apply

       (e) the relevant Bonus Date, where an Option holder holds an office or employment in a company which is not a Participating Company but which is

                     i.     an Associated Company of the Company, or

                     ii.    a company of which the Company has Control

       (f) the Option holder ceasing to be a director or employee of any Participating Company more than three years after the Date of Grant of the relevant Option by reason of retiring before reaching the Specified Age or the age at which he is bound to retire in accordance with the terms of his contract of employment

       (g) an event described in Rule 7 on which the Option becomes exercisable.

6.2    An Option shall lapse on the earliest of the following events:

       (a) except where the Option holder has died, the expiry of six months following the Bonus Date

       (b) where the Option holder died during the six months following the Bonus Date, the first anniversary of the Bonus Date

       (c) where the Option holder has died before the Bonus Date, the first anniversary of his death

       (d) unless the Option holder has died, the expiry of six months after the Option has become exercisable by virtue of Paragraph (c) of Rule 6.1

       (e) the expiry of six months after the Option has become exercisable by virtue of Paragraph (d) or (f) of Rule 6.1 or, unless a release has been effected under Rule 7.4, in accordance with Rule 7 (other than Rule 7.3)

       (f) the Option holder ceasing to be a director or employee of any Participating Company in circumstances in which the Option does not become exercisable;

       (g)    the Option holder being adjudicated bankrupt.



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       (h)    if an Option has become exercisable because a person has become bound or entitled to acquire shares in the Company as provided in Rule 7.3 then, unless a release has been effected under Rule 7.4, when the person so bound or entitled ceases to be so bound or entitled.

6.3 If an Option holder gives notice or is deemed to give notice that he intends to stop paying contributions under his Savings Contract then the related Option shall lapse.

6.4 If an Option holder continues to be employed by a Participating Company after the date on which he reaches the Specified Age, he may exercise any Subsisting Option within six months following that date.

6.5 No person shall be treated for the purposes of this Rule 6 as ceasing to be employed by a Participating Company until he is no longer employed by the Company, any Associated Company or a Company of which the Company has Control.

7.     TAKEOVERS AND LIQUIDATIONS

7.1    If any person obtains Control of the Company as a result of making:-

       (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

       (b) a general offer to acquire all the shares in the Company which are of the same class as the Shares then any Subsisting Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2 If under Section 425 of the Companies Act 1985 (or, as the Board may determine, under a similar provision under any equivalent applicable legislation) a Court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

7.3 If any person becomes bound or entitled to acquire shares in the Company under Section 428 to 430F of the said Act of 1985 (or, as the Board may determine, under a similar


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       provision under any equivalent applicable legislation) any Subsisting
       Option may be exercised at any time when the person remains so bound or entitled.

7.4 If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option holder may, by agreement with that other company (the "Acquiring Company"), within the Appropriate Period, release each Subsisting Option (the "Old Option") for an option (the "New Option") which satisfies the conditions that it;

       (a) is over shares in the Acquiring Company or some other company falling within paragraph (b) or paragraph (c) of Paragraph 10
              Schedule 9, which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9;

       (b) is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Old Option on its release;

       (c) has an Acquisition Price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on the complete exercise of the Old Option; and

       (d)    is otherwise identical in terms to the Old Option.

       The New Option shall for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Option.

       Where any New Options are granted pursuant to this Rule 7.4, Rules 7, 8, 9, 10.1 and 10.3 to 10.6 shall, in relation to the New Options, be construed as if reference to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but references to Participating Company shall continue to be construed as if references to the Company (in the definition of Participating Company) remain references to Interactive Data Corporation.

7.5 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

7.6 For the purposes of this Rule 7 other than Rule 7.4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.


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7.7    Where in accordance with Rule 7.4 Subsisting Options are released and New
       Options granted the New Options shall not be exercisable in accordance with Rules 7.1, 7.2, and 7.3 above by virtue of the event by reason of which the New Options were granted.

8.     VARIATION OF SHARE CAPITAL

8.1 In the event of any variation in the share capital of the Company by way of capitalisation or rights issue or any consolidation, sub-division or reduction or otherwise, the number of Shares subject to any Option and/or the Acquisition Price for each of those Shares and the number of Shares referred to in Rule 5.4 shall be adjusted in such manner as the Board may decide and the Auditors confirm in writing to the Board to be fair and reasonable provided that;

       (a) the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date

       (b) in the case of any Option the exercise of which will or might involve the issue of a Share to satisfy such Option the Acquisition Price for a Share is not reduced below its nominal value

       (c) no adjustment shall be made without the prior approval of the Board of Inland Revenue, and

       (d) following the adjustment the Shares continue to satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

8.2 New certificates of option may be substituted for existing certificates of option to reflect any adjustment as aforesaid.

9.     MANNER OF EXERCISE OF OPTIONS

9.1 No Option may be exercised by an individual at any time when he is, or by the Personal Representatives of an individual who at the date of his death was, precluded by Paragraph 8 of Schedule 9 from participating in the Plan.

9.2 No Option may be exercised at any time when the shares which may thereby be acquired are not shares which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

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9.3    An Option may only be exercised over the number of Shares which may be purchased with the sum obtained by way of repayment under the related Savings Contract.

9.4 An Option shall be exercised by the Option holder, or as the case may be his Personal Representatives, giving notice to the Company (or such other person as the Company shall direct) in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) and the relevant certificate of option. The Board may attach to or include with a certificate of option issued under the Plan a notice of exercise in such form, not inconsistent with these Rules, as it may determine.

9.5 Shares shall, unless prohibited by any enactment or regulation for the time being in force, be allotted and issued and/or caused to be transferred pursuant to a valid notice of exercise within 30 days of the date of exercise. Save for any rights determined by reference to a date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other Shares of the same class.

9.6 When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

9.7 If and so long as any Shares are admitted to the Official List (including for this purpose the listing of shares in the Alternative Investment Market section of the Official List) the Company shall use its best endeavours to procure that as soon as practicable after the allotment of Shares pursuant to a valid notice of exercise application shall be made for the admission of those Shares to the Official List.

10.    ADMINISTRATION AND AMENDMENT

10.1 The Plan shall be administered by the Board whose decision on all matters shall be final (other than in the case of matters to be confirmed by the auditors of the Company in accordance with the Plan).

10.2   The Board may from time to time amend these Rules provided that:

       (a) no amendment may detrimentally affect an Option holder as regards an Option granted prior to the amendment being made (without the written consent of the Option holders who if all Subsisting Options were to be exercised in full would become entitled to not less than three-quarters of all the Shares which would fall to be allotted)

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       (b)    no amendment shall be made which would cause the Plan to cease to be approved by the Board of Inland Revenue pursuant to Schedule 9;

       (c) no amendment shall have effect until approved by the Board of Inland Revenue;

       (d) no amendment may take effect without the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted.

       except that the Board may by resolution and without other formality amend the Plan (such amendments not having effect until approved by the Board of Inland Revenue) in any respect necessary or expedient to secure and/or maintain approval of the Plan by the Board of Inland Revenue pursuant to
       Schedule 9.

10.3 The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.

10.4 The Board may establish a committee consisting of not less than two Board members to whom any or all its powers in relation to the Plan may be delegated. The Board may at any time dissolve the Committee, alter its constitution or direct the manner in which it shall act.

10.5 Except as may otherwise be provided in these Rules, any notice or other communication under or in connection with the Plan may be given by a person either

       (a) by personal delivery (and, if to a company, by personal delivery to its Secretary), (including, for the avoidance of doubt, in the case of any director or employee of any member of the Group or any Associated Company by delivery to such person at a place of work), or

       (b) by post by pre-paid envelope (and, if to a company, to its Secretary or in the case of an individual, either to his last known home or other personal address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment) and items so sent by post shall be deemed to have been duly given 72 hours after posting, or

       (c) in the case of any director or employee of any member of the Group or any Associated Company by sending a facsimile transmission or any other electronic communication addressed to such person to a current facsimile number or electronic communication number (or equivalent) at the place of work or last known home or other personal address and if so sent shall be deemed to have been duly given at the time of transmission.


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       Provided That the Board may at its absolute discretion act on any notice or other communication received by facsimile transmission or any other form of electronic communication but the Board shall not be responsible for any loss whatsoever occasioned by so acting.

       For the purposes of this Rule 10.5 "Secretary" means in relation to any company its secretary or such other individual as may from time to time be nominated by its board of directors for the purpose of receiving notices and other communications under this Scheme and whose name and address has been notified to Option Holders.

10.6 The Company shall at all times keep available sufficient authorised and unissued Shares and/or procure the acquisition of Shares sufficient to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares and for this purpose any Participating Company may provide money to the trustees of any trust or any other person to enable them or him directly or indirectly to acquire Shares to be held for the purposes of the Plan or enter into any guarantee or indemnity for these purposes to the extent permitted by Sections 151 to 158 inclusive of the Companies Act 1985 (or, as the Board may determine, under a similar provision under any equivalent applicable legislation).

11.    TERMINATION

       The Board may at any time terminate the Plan and in such event no further Options shall be granted but the subsisting rights of any Option holder shall not thereby be prejudiced.

12.    PROPER LAW

       The Plan and all Options granted under it shall be governed by and construed in accordance with the law of England and Wales.


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